UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2005

Commission File Number: 0-17821

ALLION HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	11-2962027
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1660 Walt Whitman Road, Suite 105, Melville, NY 11747

(Address of principal executive offices)

Registrant’s telephone number, including area code: (631) 547-6520

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01 Entry into a Material Definitive Agreement

On December 9, 2005, Medicine Made Easy, a California corporation and wholly-owned subsidiary of Allion Healthcare Inc., a Delaware corporation, entered into an Asset Purchase Agreement with Priority Pharmacy Inc., a California corporation (“Priority Pharmacy”), The David C. Zeiger Trust UTD 9/30/93 (the “Trust’), David C. Zeiger (“Zeiger”) and Peter Ellman (“Ellman”). On the same day, the closing under the Asset Purchase Agreement occurred and Medicine Made Easy acquired Priority Pharmacy’s right, title and interest in and to certain assets, including but not limited to, its inventory, customer lists, books and records, files and goodwill used in connection with or related to its HIV/AIDS business, all in accordance with the terms and conditions of the Asset Purchase Agreement. Medicine Made Easy acquired none of Priority Pharmacy’s liabilities. The terms of the Asset Purchase Agreement are summarized in Item 2.01 below.

Priority Pharmacy operates a pharmacy in San Diego, California and serves mainly HIV patients. Medicine Made Easy provides specialty pharmacy services to HIV/AIDS patients in California.

The summaries of the agreements entered into in connection with the acquisition of Priority Pharmacy set forth in this report on Form 8-K are qualified in their entirety by reference to the Asset Purchase Agreement that is attached as an exhibit to this Form 8-K.

Item 2.01 Completion of an Acquisition or Disposition of Assets

On December 9, 2005, in accordance with the terms of the Asset Purchase Agreement discussed in Item 1.01 above, Medicine Made Easy acquired certain assets of Priority Pharmacy for an initial purchase price of $6.5 million. Medicine Made Easy is required to also make the following payments to Priority Pharmacy if Priority Pharmacy, Zeiger and Ellman have fulfilled certain obligations under the Asset Purchase Agreement:

•	$366,667 on January 8, 2006;

•	$366,667 on February 8, 2006; and

•	$366,667 on March 8, 2006.

In addition, Medicine Made Easy has agreed to pay Priority Pharmacy for any inventory acquired from Priority.

The Asset Purchase Agreement contains customary representations and warranties from Medicine Made Easy and Priority Pharmacy, including representations and warranties about Priority Pharmacy’s business, assets, operations, and liabilities. The Asset Purchase Agreement also includes indemnifications by Medicine Made Easy and Priority Pharmacy for losses resulting from breaches or misrepresentations under the Asset Purchase Agreement. Priority Pharmacy has agreed to indemnify Medicine Made Easy for losses incurred by Medicine Made Easy arising from the operation of the Priority Pharmacy business prior to the closing date, noncompliance with bulk sales and similar laws, and liabilities arising as a result of the acquisition. Medicine Made Easy has agreed to indemnify Priority Pharmacy for losses resulting from ownership of the acquired assets from and after the closing date.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Allion Healthcare intends to provide the financial statements of Priority Pharmacy for the periods specified in Rule 3-05 of Regulation S-X under cover of a Form 8-K/A within the time allowed for such filing by Item 9.01(a)(4) of this Form 8-K.

(b) Pro Forma Financial Information

Allion Healthcare intends to provide the pro forma financial information required by Article 11 of Regulation S-X under cover of a Form 8-K/A within the time allowed for such filing by Item 9.01(b)(2) of this Form 8-K.

(c) Exhibits

10.1 Asset Purchase Agreement by and among Medicine Made Easy, Priority Pharmacy, Inc, The David C. Zieger Trust UTD 9/30/93, David C. Zeiger and Peter Ellman dated as of December 9, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 12, 2005

Allion Healthcare, Inc.

By:	/s/ James G. Spencer
James G. Spencer Chief Financial Officer, Secretary and Treasurer